Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 11, 2010, with respect to the consolidated financial statements and schedule included in the Annual Report of CyberOptics Corporation on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of CyberOptics Corporation on Forms S-8 (File No. 333-136500 effective August10, 2006, File No. 333-115973 effective May 28, 2004, File No. 333-103310 effective February 19, 2003, File No. 333-85321 effective August 16, 1999, File No. 333-51200 effective December 4, 2000, File No. 33-80838 effective June 25, 1994, File No. 33-50510 effective August 5, 1992, File No. 33-41515 effective July 1, 1991, File No. 33-41509 effective July 1, 1991, File No. 333-39091 effective October 30, 1997, File No. 33-21092 effective April 6, 1988 and File No. 333-153015 effective August 14, 2008).

Grant Thornton LLP
Minneapolis, Minnesota
March 11, 2010